Exhibit 99.1

NEWS RELEASE

NETGEAR® REPORTS FIRST QUARTER 2025 RESULTS

Q1 revenue and operating margin above the high end of guidance

Acquisition involving VAAG Systems to form foundation of new software development center

Contribution margin improvement of more than 400 basis points over the prior year in each business unit

Vast Majority of NETGEAR products currently exempt from tariffs

SAN JOSE, California – April 30, 2025 - NETGEAR, Inc. (NASDAQ: NTGR), a global leader in intelligent networking solutions designed to power extraordinary experiences, today reported financial results for the first quarter ended March 30, 2025.

Q1 2025

•
Net revenue of $162.1 million, down 1.5% from Q1 prior year
•
GAAP gross margin of 34.8%, up 550 basis points from 29.3% in Q1 prior year

Non-GAAP gross margin of 35.0%, up 550 basis points from 29.5% in Q1 prior year

•
GAAP operating income of $(12.8) million compared to $(21.6) million from Q1 prior year

Non-GAAP operating income of $(2.6) million compared to $(16.0) million from Q1 prior year

•
GAAP EPS of $(0.21) compared to $(0.63) from Q1 prior year

Non-GAAP EPS of $0.02 compared to $(0.28) from Q1 prior year

The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

CJ Prober, Chief Executive Officer, commented, “We are very pleased with the progress of our ongoing transformation and the execution of our global teams. All of our business units delivered at or above our expectations with year-over-year contribution margin improvements for each of more than 400 basis points. Our outperformance was led by stronger than expected demand for our ProAV managed switches, excellent supply chain execution and diligent expense management. These combined to produce revenue and operating margin above the high end of guidance and positive non-GAAP EPS for the quarter. We also completed an acquisition involving VAAG Systems to form the foundation for our new software development center in Chennai, India, a move that will lead to faster, higher quality software execution in a lower cost model given reduced reliance on expensive outsourced software development partners. With a continued focus on improving our software capabilities, building out our product portfolio and expanding our best-in-class team, NETGEAR is well positioned to improve revenue and profitability as we move through 2025 and execute on our transformation.”

Bryan Murray, Chief Financial Officer, added, “The improved linearity across NETGEAR’s three business units has reduced volatility and significantly improved our ability to match sell-in with sell-through and resulted in DSOs reaching a seven year low of 78 days. We exited the quarter with nearly $392 million in cash and short-term investments, and we repurchased approximately $7.5 million of common stock. Importantly, to maximize long-term shareholder value and build momentum on our journey to top and bottom-line expansion, we completed a restructuring of the business in Q1, ultimately saving more than $20 million in annual operating expenses that we are strategically reinvesting into the business to further our competitive advantage and position NETGEAR for renewed growth and improved profitability in the coming year and beyond.”

NETGEAR For Business (NFB) Segment Results

•
Revenue was $79.2 million, up 15.4% year over year
•
Non-GAAP gross margin was 46.3%, up 440 basis points year over year
•
Non-GAAP contribution margin was 22.3%, up 790 basis points year over year

Mr. Prober continued, “For NFB, although we entered the quarter expecting to be limited by supply constraints, the outstanding execution of our team enabled us to achieve better than expected supply of our in-demand, differentiated ProAV products and drive better than expected performance for this segment and the company overall. The profitability of our higher-margin NFB segment continues to expand, and we remain excited about the trajectory of this business. We also added new manufacturing partners in the quarter, including many new partners in the important broadcast vertical, bringing our total to over 400 partners.”

Mobile Segment Results

•
Revenue was $21.5 million, down 25.3% year over year
•
Non-GAAP gross margin was 24.6%, up 730 basis points year over year
•
Non-GAAP contribution margin was 1.2%, up 460 basis points year over year

Mr. Prober continued, “Our Mobile business experienced better than expected end user demand and this contributed to our performance in the quarter. The strategy for this segment is progressing well and we are positioning ourselves to better serve the market as we execute our ‘good-better-best' strategy with new product introductions planned for later in the year. It’s clearer than ever that improving our product portfolio is the key to success and we expect these efforts will drive our Mobile segment towards greater growth and profitability as we exit 2025.”

Home Networking Segment Results

•
Revenue was $61.4 million, down 8.7% year over year
•
Non-GAAP gross margin was 24.1%, up 190 basis points year over year
•
Non-GAAP contribution margin was (2.8)%, up 490 basis points year over year

Mr. Prober continued, “I’m pleased with our progress in the Home Networking segment where we drove sequential share gain in our two biggest markets, the U.S. and Europe, even in the face of this highly competitive market. These impressive results are a clear validation of the momentum rebuilding behind the NETGEAR brand and the burgeoning success of our refocused ‘good-better-best’ product strategy in this business as well. The share gain, driven by better sales across our higher-margin WiFi 7 offerings, lower cost inventory and the right-sized investments enabled us to significantly lower our contribution loss year over year.”

Business Outlook

Mr. Murray continued, “We expect to continue to see more predictable performance that is aligned with the market for all of our businesses. Within NFB, end user demand for our ProAV line of managed switches is expected to remain strong, and, although we expect to continue to make improvements in our supply position, we continue to face lengthy lead times for supply, which may limit our ability to capture the full topline potential of this growing business. On the Home Networking side, we are seeing signs of the benefit of our broader product portfolio to address the market and expect to experience normal seasonality in this business. On the Mobile side, we expect revenue to be in line with Q1 as we await our new product introductions to round out the portfolio later in the year. Accordingly, we expect second quarter net revenue to be in the range of $155 million to $170 million. In the second quarter we expect our gross margin to be in line or decrease slightly from the first quarter level, and we expect to ramp our planned investments, with focus on insourcing software development capabilities and enhancing our go to market capabilities supporting our NFB business, accordingly we expect our second quarter GAAP operating margin to be in the range of (10.4)% to (7.4)%, and non-GAAP operating margin to be in the range of (6.5)% to (3.5)%. Our GAAP tax expense is expected to be in the range of $0.5 million to $1.5 million, and our non-GAAP tax expense is expected to be in the range of $1.0 million to $2.0 million for the second quarter of 2025. It's worth noting that we don’t manufacture any of our products in China, the biggest target of the evolving U.S. trade policy, and the vast majority of our products are exempt from the recently announced tariffs, thus we don’t expect any associated impact from them to our Q2 financial results. As these policies continue to be fluid, our team continues to refine response plans should they be necessary.”

A reconciliation between the Business Outlook on a GAAP and non-GAAP basis is provided in the following table:

	Three months ending
	June 29, 2025
(In millions, except for percentage data)	Operating Margin Rate	Tax Expense

GAAP	(10.4)% - (7.4)%	$0.5 - $1.5
Estimated adjustments for[1]:
Stock-based compensation expense	3.9%	-
Non-GAAP tax adjustments	-	0.5
Non-GAAP	(6.5)% - (3.5)%	$1.0 - $2.0

1 Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; acquisition-related charges; impairment charges; restructuring and other charges and discrete tax benefits or detriments that cannot be forecasted (e.g., windfalls or shortfalls from equity awards or items related to the resolution of uncertain tax positions). New material income and expense items such as these could have a significant effect on our guidance and future GAAP results.

Investor Conference Call / Webcast Details

NETGEAR will review the first quarter results and discuss management's expectations for the second quarter of 2025 today, Wednesday, April 30, 2025 at 5 p.m. ET (2 p.m. PT). The toll-free dial-in number for the live audio call is (888) 660-6392. The international dial-in number for the live audio call is (929) 203-0899. The conference ID for the call is 1030183. A live webcast of the conference call will be available on NETGEAR's Investor Relations website at http://investor.netgear.com. A replay of the call will be available via the web at http://investor.netgear.com.

About NETGEAR, Inc.

Founded in 1996 and headquartered in the USA, NETGEAR® (NASDAQ: NTGR) is a global leader in innovative networking technologies for businesses, homes, and service providers. NETGEAR delivers a wide range of award-winning, intelligent solutions designed to unleash the full potential of connectivity and power extraordinary experiences. For businesses, NETGEAR offers reliable, easy-to-use, high-performance networking solutions, including switches, routers, access points, software, and AV over IP technologies, tailored to meet the diverse needs of organizations of all sizes. NETGEAR’s Home Networking products deliver advanced connectivity, powerful performance, and enhanced security features right out of the box, designed to keep families safe online at home. NETGEAR’s Mobile products provide high-performance 4G/5G products, including WiFi 7 and WiFi 6/6E-enabled mobile hotspots and routers, designed to meet the growing demand for high-speed and reliable internet connectivity on the go. More information is available from the NETGEAR Press Room or by calling (408) 907-8000. Connect with NETGEAR: Facebook, Instagram and the NETGEAR blog at NETGEAR.com.

© 2025 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Source: NETGEAR-F

Contact:

NETGEAR Investor Relations

Erik Bylin

investors@netgear.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: NETGEAR’s future operating performance and financial condition, including expectations regarding growth, revenue, operating margin and gross margin; creating long-term value for shareholders; positioning NETGEAR for long term success; long-term potential and profitable growth; continued end user demand for NETGEAR’s ProAV line of managed switches; expectations regarding more predictable performance that is aligned to the market; revenue from the service provider channel; expectations regarding continuing market demand for the NETGEAR’s products and services; and expectations regarding expected tax benefits or tax expenses. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for NETGEAR’s products and services may be lower than anticipated; NETGEAR may be unsuccessful, or experience delays, in manufacturing and distributing its new and existing products and services; consumers may choose not to adopt NETGEAR’s new product and services offerings or adopt competing products and services; NETGEAR may fail to manage costs, including the cost of key components, the cost of air freight and ocean freight, and the cost of developing new products and manufacturing and distribution of its existing offerings; NETGEAR may fail to successfully continue to effect operating expense savings; changes in the level of NETGEAR's cash resources and NETGEAR’s planned usage of such resources; changes in NETGEAR’s stock price and developments in the business that could increase NETGEAR’s cash needs; fluctuations in foreign exchange rates; loss of services of key personnel may affect NETGEAR’s ability to executive on business strategy effectively; and the actions and financial health of NETGEAR’s customers, including NETGEAR’s ability to collect receivables as they become due. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in NETGEAR’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Part I - Item 1A. Risk Factors" in NETGEAR’s annual report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission on February 14, 2025. Given these circumstances, you should not place undue reliance on these forward-looking statements. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP total operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP other income (expenses), net, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. These supplemental measures exclude adjustments for stock-based compensation expense, restructuring and other charges, litigation reserves, net, gain/loss on investments and others, and adjust for effects related to non-GAAP tax adjustments. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

• the ability to make more meaningful period-to-period comparisons of our on-going operating results;

• the ability to better identify trends in our underlying business and perform related trend analyses;

• a better understanding of how management plans and measures our underlying business; and

• an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, restricted stock units, performance shares and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other items consist of certain items that are the result of either unique or unplanned events, including, when applicable: restructuring and other charges, litigation reserves, net, and gain/loss on investments and others. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Non-GAAP tax adjustments consist of adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income (loss). We believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures, as well as adjustments for valuation allowances on deferred tax assets, provides our management and users of the financial statements with better clarity regarding both current period performance and the on-going performance of our business. Non-GAAP income tax expense (benefit) is computed on a current and deferred basis with non-GAAP income (loss) consistent with use of non-GAAP income (loss) as a performance measure. The Non-GAAP tax provision (benefit) is calculated by adjusting the GAAP tax provision (benefit) for the impact of the non-GAAP adjustments, with specific tax provisions such as state income tax and Base-erosion and Anti-Abuse Tax recomputed on a non-GAAP basis, as well as adjustments for valuation allowances on deferred tax assets. The tax valuation allowance is a non-cash adjustment primarily reflecting our expectations of, and assumptions as to, future operating results and applicable tax laws, that are not directly attributable to the current quarter’s operating performance. For interim periods, the non-GAAP income tax provision (benefit) is calculated based on the forecasted annual non-GAAP tax rate before discrete items and adjusted for interim discrete items.

-Financial Tables Attached-

NETGEAR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 30, 2025	December 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$269,811	$286,444
Short-term investments	122,116	122,246
Accounts receivable, net	142,706	156,210
Inventories	157,898	162,539
Prepaid expenses and other current assets	31,218	30,590
Total current assets	723,749	758,029
Property and equipment, net	11,302	11,288
Operating lease right-of-use assets	25,813	28,047
Goodwill	36,279	36,279
Other non-current assets	17,053	16,587
Total assets	$814,196	$850,230

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$54,645	$58,481
Accrued employee compensation	18,977	23,290
Other accrued liabilities	128,025	148,078
Deferred revenue	30,236	30,261
Income taxes payable	10,081	9,973
Total current liabilities	241,964	270,083
Non-current income taxes payable	7,840	7,583
Non-current operating lease liabilities	18,037	19,796
Other non-current liabilities	12,112	11,702
Total liabilities	279,953	309,164
Stockholders’ equity:
Common stock	29	29
Additional paid-in capital	1,010,087	997,912
Accumulated other comprehensive income (loss)	(82)	241
Accumulated deficit	(475,791)	(457,116)
Total stockholders’ equity	534,243	541,066
Total liabilities and stockholders’ equity	$814,196	$850,230

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share and percentage data)

(Unaudited)

	Three Months Ended
	March 30, 2025	December 31, 2024	March 31, 2024

Net revenue	$162,060	$182,419	$164,586
Cost of revenue	105,734	123,035	116,349
Gross profit	56,326	59,384	48,237
Gross margin	34.8%	32.6%	29.3%
Operating expenses:
Research and development	18,309	20,099	20,227
Sales and marketing	28,041	32,212	30,529
General and administrative	18,070	17,858	18,067
Litigation reserves, net	(37)	3,613	30
Restructuring and other charges	4,742	687	1,032
Total operating expenses	69,125	74,469	69,885
Loss from operations	(12,799)	(15,085)	(21,648)
Operating margin	(7.9)%	(8.3)%	(13.2)%
Other income, net	8,171	3,624	2,850
Loss before income taxes	(4,628)	(11,461)	(18,798)
Provision for (benefit from) income taxes	1,406	(2,575)	(148)
Net loss	$(6,034)	$(8,886)	$(18,650)

Net loss per share
Basic	$(0.21)	$(0.31)	$(0.63)
Diluted	$(0.21)	$(0.31)	$(0.63)

Weighted average shares used to compute net loss per share:
Basic	28,717	28,648	29,395
Diluted	28,717	28,648	29,395

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	March 30, 2025	March 31, 2024

Cash flows from operating activities:
Net loss	$(6,034)	$(18,650)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,684	1,488
Stock-based compensation	5,496	4,544
Gain on investments, net	(467)	(883)
Deferred income taxes	(136)	84
Provision for excess and obsolete inventory	1,435	1,132
Changes in assets and liabilities:
Accounts receivable, net	13,504	12,288
Inventories	3,206	36,449
Prepaid expenses and other assets	(620)	367
Accounts payable	(3,603)	(8,516)
Accrued employee compensation	(4,313)	907
Other accrued liabilities	(19,102)	(12,605)
Deferred revenue	(164)	1,719
Income taxes payable	365	(1,134)
Net cash provided by (used in) operating activities	(8,749)	17,190
Cash flows from investing activities:
Purchases of short-term investments	(29,759)	(38,829)
Proceeds from maturities of short-term investments	30,000	30,000
Purchases of property and equipment	(1,396)	(2,510)
Purchases of long-term investments	(105)	—
Net cash used in investing activities	(1,260)	(11,339)
Cash flows from financing activities:
Repurchases of common stock	(8,162)	(11,444)
Restricted stock unit withholdings	(5,141)	(454)
Proceeds from exercise of stock options	4,590	—
Proceeds from issuance of common stock under employee stock purchase plan	2,089	1,986
Net cash used in financing activities	(6,624)	(9,912)
Net decrease in cash and cash equivalents	(16,633)	(4,061)
Cash and cash equivalents, at beginning of period	286,444	176,717
Cash and cash equivalents, at end of period	$269,811	$172,656

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except percentage data)

(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended
	March 30, 2025	December 31, 2024	March 31, 2024

GAAP gross profit	$56,326	$59,384	$48,237
GAAP gross margin	34.8%	32.6%	29.3%
Stock-based compensation expense	422	391	365
Non-GAAP gross profit	$56,748	$59,775	$48,602
Non-GAAP gross margin	35.0%	32.8%	29.5%

GAAP research and development	$18,309	$20,099	$20,227
Stock-based compensation expense	(592)	(887)	(698)
Non-GAAP research and development	$17,717	$19,212	$19,529

GAAP sales and marketing	$28,041	$32,212	$30,529
Stock-based compensation expense	(1,313)	(2,190)	(1,237)
Non-GAAP sales and marketing	$26,728	$30,022	$29,292

GAAP general and administrative	$18,070	$17,858	$18,067
Stock-based compensation expense	(3,169)	(3,158)	(2,244)
Non-GAAP general and administrative	$14,901	$14,700	$15,823

GAAP total operating expenses	$69,125	$74,469	$69,885
Stock-based compensation expense	(5,074)	(6,235)	(4,179)
Restructuring and other charges	(4,742)	(687)	(1,032)
Litigation reserves, net	37	(3,613)	(30)
Non-GAAP total operating expenses	$59,346	$63,934	$64,644

GAAP operating loss	$(12,799)	$(15,085)	$(21,648)
GAAP operating margin	(7.9)%	(8.3)%	(13.2)%
Stock-based compensation expense	5,496	6,626	4,544
Restructuring and other charges	4,742	687	1,032
Litigation reserves, net	(37)	3,613	30
Non-GAAP operating loss	$(2,598)	$(4,159)	$(16,042)
Non-GAAP operating margin	(1.6)%	(2.3)%	(9.7)%

GAAP other income, net	$8,171	$3,624	$2,850
Gain/loss on investments and others	(4,642)	110	101
Non-GAAP other income, net	$3,529	$3,734	$2,951

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended
	March 30, 2025	December 31, 2024	March 31, 2024

GAAP net loss	$(6,034)	$(8,886)	$(18,650)
Stock-based compensation expense	5,496	6,626	4,544
Restructuring and other charges	4,742	687	1,032
Litigation reserves, net	(37)	3,613	30
Gain/loss on investments and others	(4,642)	110	101
Non-GAAP tax adjustments	936	(3,761)	4,588
Non-GAAP net income (loss)	$461	$(1,611)	$(8,355)

NET INCOME (LOSS) PER DILUTED SHARE:
GAAP net loss per diluted share	$(0.21)	$(0.31)	$(0.63)
Stock-based compensation expense	0.18	0.23	0.15
Restructuring and other charges	0.16	0.02	0.04
Litigation reserves, net	—	0.13	—
Gain/loss on investments and others	(0.15)	—	—
Non-GAAP tax adjustments	0.04	(0.13)	0.16
Non-GAAP net income (loss) per diluted share [1]	$0.02	$(0.06)	$(0.28)

Shares used in computing GAAP net loss per diluted share	28,717	28,648	29,395
Shares used in computing non-GAAP net income (loss) per diluted share	30,253	28,648	29,395

1 The per share reconciliation of GAAP to non-GAAP may not aggregate due to both calculations utilizing a different share basis. The net loss per diluted share calculation uses a lower share count as it excludes potentially dilutive shares included in the net income per diluted share calculation.

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory, headcount and percentage data)

(Unaudited)

	Three Months Ended
	March 30, 2025	December 31, 2024	September 29, 2024	June 30, 2024	March 31, 2024

Cash, cash equivalents and short-term investments	$391,927	$408,690	$395,732	$294,339	$289,421
Cash, cash equivalents and short-term investments per diluted share	$12.95	$14.27	$13.48	$10.19	$9.85

Accounts receivable, net	$142,706	$156,210	$177,326	$147,069	$172,771
Days sales outstanding (DSO)	78	80	88	93	96

Inventories	$157,898	$162,539	$161,976	$188,936	$211,270
Ending inventory turns	2.7	3.0	3.1	2.4	2.2

Weeks of channel inventory:
U.S. retail channel	10.1	9.7	9.5	9.5	11.2
U.S. distribution channel	2.4	3.3	2.4	2.8	4.0
EMEA distribution channel	4.4	4.8	5.3	5.2	5.9
APAC distribution channel	8.3	10.0	9.5	8.3	8.0

Deferred revenue (current and non-current)	$35,198	$35,362	$35,068	$34,216	$33,714

Headcount	636	655	638	622	628
Non-GAAP diluted shares	30,253	28,648	29,364	28,883	29,395

NET REVENUE BY GEOGRAPHY

	Three Months Ended
	March 30, 2025		December 31, 2024		March 31, 2024

Americas	$107,761	66%	$122,857	67%	$109,928	67%
EMEA	32,129	20%	35,920	20%	31,187	19%
APAC	22,170	14%	23,642	13%	23,471	14%
Total	$162,060	100%	$182,419	100%	$164,586	100%

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION (CONTINUED)

(In thousands)

(Unaudited)

NET REVENUE BY SEGMENT

	Three Months Ended
	March 30, 2025	December 31, 2024	March 31, 2024
NETGEAR for Business	$79,191	$80,792	$68,623
Home Networking	61,387	77,521	67,224
Mobile	21,482	24,106	28,739
Total net revenue	$162,060	$182,419	$164,586

SERVICE PROVIDER NET REVENUE

	Three Months Ended
	March 30, 2025	December 31, 2024	March 31, 2024
NETGEAR for Business	$270	$264	$243
Home Networking	719	1,967	4,615
Mobile	16,951	17,834	22,938
Total service provider net revenue	$17,940	$20,065	$27,796

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION (CONTINUED)

(In thousands)

(Unaudited)

SEGMENT DATA:

	Three Months Ended
	March 30, 2025				December 31, 2024				March 31, 2024
(In thousands, except percentage data)	NETGEAR for Business	Home Networking	Mobile	Total	NETGEAR for Business	Home Networking	Mobile	Total	NETGEAR for Business	Home Networking	Mobile	Total
Net revenue	$79,191	$61,387	$21,482	$162,060	$80,792	$77,521	$24,106	$182,419	$68,623	$67,224	$28,739	$164,586
Cost of revenue	42,530	46,580	16,202	105,312	45,354	58,518	18,772	122,644	39,889	52,323	23,772	115,984
Gross profit	36,661	14,807	5,280	56,748	35,438	19,003	5,334	59,775	28,734	14,901	4,967	48,602
Gross margin	46.3%	24.1%	24.6%	35.0%	43.9%	24.5%	22.1%	32.8%	41.9%	22.2%	17.3%	29.5%
Operating expenses	19,026	16,529	5,023	40,578	19,531	20,127	5,507	45,165	18,830	20,060	5,948	44,838
Contribution income (loss)	17,635	(1,722)	257	16,170	15,907	(1,124)	(173)	14,610	9,904	(5,159)	(981)	3,764
Contribution margin	22.3%	(2.8)%	1.2%	10.0%	19.7%	(1.4)%	(0.7)%	8.0%	14.4%	(7.7)%	(3.4)%	2.3%
Corporate and unallocated costs				(18,768)				(18,769)				(19,806)
Stock-based compensation expense				(5,496)				(6,626)				(4,544)
Restructuring and other charges				(4,742)				(687)				(1,032)
Litigation reserves, net				37				(3,613)				(30)
Other income, net				8,171				3,624				2,850
Loss before income taxes				$(4,628)				$(11,461)				$(18,798)